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                                                                      Exhibit 11

Environmental Power Corporation
Computation of Earnings Per Share
June 30, 2001

                                                                    Income            Shares         Per Share
                                                                 (Numerator)      (Denominator)       Amounts
                                                                 -----------       -----------      -----------
Three Months Ended June 30, 2002:
Loss attributable to shareholders                                $(1,742,507)       20,036,591      $      (.09)
Effect of dividends to preferred stockholders of subsidiary           (1,250)
                                                                 -----------       -----------      -----------
Basic and Diluted EPS - Loss attributable to common
shareholders                                                     $(1,743,577)       20,036,591      $      (.09)
                                                                 ===========       ===========      ===========




Three Months Ended June 30, 2001:
Loss attributable to shareholders                                $  (217,471)       11,406,783      $      (.02)
Effect of dividends to preferred stockholders of subsidiary           (1,250)
                                                                 -----------       -----------      -----------
Basic and Diluted EPS - Loss attributable to common
shareholders                                                     $  (218,721)       11,406,783      $      (.02)
                                                                 ===========       ===========      ===========

                                                                    Income            Shares         Per Share
                                                                 (Numerator)      (Denominator)       Amounts
                                                                 -----------       -----------      -----------
Six Months Ended June 30, 2002:
Income attributable to shareholders                              $    24,143        20,144,423      $       .00
Effect of dividends to preferred stockholders of subsidiary           (2,500)
                                                                 -----------       -----------      -----------
Basic EPS - Income attributable to common shareholders                21,643        20,144,423              .00
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                         72,240
                                                                 -----------       -----------      -----------
Diluted EPS - Income attributable to common shareholders         $    24,643        20,216,663      $       .00
                                                                 ===========       ===========      ===========

Six Months Ended June 30, 2001:
Income attributable to shareholders                              $   770,466        11,406,783      $       .07
Effect of dividends to preferred stockholders of subsidiary           (2,500)
                                                                 -----------       -----------      -----------
Basic EPS - Income attributable to common shareholders               767,966        11,406,783              .07
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                         14,627
                                                                 -----------       -----------      -----------
Diluted EPS - Income attributable to common shareholders         $   767,966        11,421,410      $       .07
                                                                 ===========       ===========      ===========